EXHIBIT 99.1

BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif., June 6, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) held its annual meeting of shareholders on Tuesday, June 5, 2012. Shareholders re-elected Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Henry Gomez, John F. Grundhofer, William L. Hyde, Jr., J. Roger King and Lea Anne S. Ottinger to the Board of Directors to serve for one-year terms until the next annual meeting. Shareholders also approved the Company's advisory resolution on executive compensation and ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2012. At the annual meeting, management also provided shareholders with an overview of the Company's fiscal 2011 financial results and included an update on the Company's current expansion plan and key initiatives for the current year.

"We continue to be excited about BJ's longer-term growth opportunity to continue building our market share in the casual dining industry," said Jerry Deitchle, Chairman and CEO. "Today, BJ's share of the estimated $100+ billion domestic casual dining market is still less than 1%, so the vast majority of our growth remains well ahead of us. The competitive positioning of BJ's as a higher quality, more differentiated restaurant concept with contemporary energy and relevance, coupled with our quality signature food and beverage offerings at moderate prices provide us with a strong engine for further market share gains. We will continue to execute BJ's national expansion plan at a steady, carefully controlled pace that maximizes the quality, predictability and leverage of our brand and our business model. That is the principal difference between a restaurant company that grows, of which there are many, and a restaurant growth company, of which BJ's is one of a just a few."

BJ's Restaurants, Inc. currently owns and operates 120 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill™ brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (59), Texas (25), Arizona (6), Colorado (4), Oregon (2), Nevada (5), Florida (9), Ohio (3), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 59 of our current 120 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: For further information, please contact
         Greg Levin of BJ's Restaurants, Inc.
         (714) 500-2400